Exhibit 4.2
Execution Copy

8.125% Fixed-To-Floating Rate Junior Subordinated Debentures
due 2068
FIRST SUPPLEMENTAL INDENTURE
between
THE HARTFORD FINANCIAL SERVICES GROUP, INC.
and
THE BANK OF NEW YORK TRUST COMPANY, N.A.
as Trustee
Supplemental to Junior Subordinated Indenture
Dated as of June 6, 2008

Table of Contents

ARTICLE 1
DEFINITIONS

Section 1.01 Definitions	1

ARTICLE 2
GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

Section 2.01 Designation, Principal Amount and Authorized Denominations	22
Section 2.02 Repayment	23
Section 2.03 Form	26
Section 2.04 Rate of Interest; Interest Payment Date	27
Section 2.05 Interest Deferral	28
Section 2.06 Alternative Payment Mechanism	29
Section 2.07 Events of Default	32
Section 2.08 Securities Registrar; Paying Agent; Delegation of Trustee Duties	33
Section 2.09 Limitation on Claims in the Event of Bankruptcy, Insolvency or Receivership	33
Section 2.10 Subordination	34
Section 2.11 Satisfaction and Discharge	34

ARTICLE 3
COVENANTS

Section 3.01 Dividend and Other Payment Stoppages	34
Section 3.02 Additional Limitation on Deferral Over One Year	35

ARTICLE 4
REDEMPTION OF THE DEBENTURES

Section 4.01 Redemption	36
Section 4.02 Redemption Price	36

ARTICLE 5
REPAYMENT OF DEBENTURES

Section 5.01 Repayments	37
Section 5.02 Selection of the Debentures to be Repaid	37
Section 5.03 Notice of Repayment	37
Section 5.04 Deposit of Repayment Amount	38
Section 5.05 Repayment of Debentures	38
 i

ARTICLE 6
ORIGINAL ISSUE OF DEBENTURES

Section 6.01 Calculation of Original Issue Discount	39

ARTICLE 7
SUPPLEMENTAL INDENTURES

Section 7.01 Supplemental Indentures Without Consent of Holders	39

ARTICLE 8
MISCELLANEOUS

Section 8.01 Effectiveness	40
Section 8.02 Effect of Recitals	40
Section 8.03 Ratification of Indenture	40
Section 8.04 Tax Treatment	40
Section 8.05 Governing Law	40
Section 8.06 Severability	40

Exhibit A Specimen Debenture	A-1
 ii

     FIRST SUPPLEMENTAL INDENTURE, dated as of June 6, 2008 (the “First Supplemental Indenture”), between THE HARTFORD FINANCIAL SERVICES GROUP, INC., a Delaware corporation (the “Company”), having its principal office at One Hartford Plaza, Hartford, Connecticut 06155, and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association incorporated and existing under the laws of the United States of America, as Trustee (hereinafter called the “Trustee”).
RECITALS OF THE COMPANY
     The Company and the Trustee entered into a Junior Subordinated Indenture, dated as of June 6, 2008 (as it may from time to time be supplemented or amended, the “Indenture”). Section 901 of the Indenture provides that the Company and the Trustee may, without the consent of any Holder, enter into a supplemental indenture to provide for the issuance of and establish the form and terms of the Securities of any series as provided in Section 201 or 301 thereof.
     Pursuant to Sections 201 and 301 of the Indenture, the Company desires to provide for the issuance and establishment of a series of Securities under the Indenture, and the form and terms thereof, as hereinafter set forth.
     The Company has requested that the Trustee execute and deliver this First Supplemental Indenture. The Company has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate pursuant to Sections 102 and 903 of the Indenture to the effect, among other things, that all conditions precedent provided for in the Indenture to the Trustee’s execution and delivery of this First Supplemental Indenture have been complied with. All acts and things necessary have been done and performed to make this First Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.
     NOW, THEREFORE: For and in consideration of the premises and the purchase of the Debentures (as herein defined) by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debentures, as follows:
ARTICLE 1
DEFINITIONS
     Section 1.01 Definitions. For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     (a) The terms defined in the Indenture have the same meaning when used in this First Supplemental Indenture unless otherwise defined herein.
     (b) The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular.
     (c) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision, and any reference to an Article, Section or other subdivision refers to an Article, Section or other subdivision of this First Supplemental Indenture.
     (d) Any reference herein to “interest” shall include any Additional Interest.
     In addition, the following terms used in this First Supplemental Indenture have the following respective meanings:
     “Additional Interest” means the interest, if any, that shall accrue on any interest on the Debentures the payment of which has not been made on the applicable Interest Payment Date.
     “Alternative Payment Mechanism” means, with respect to any securities or combination of securities (together in this definition, “securities”), provisions in the related transaction documents requiring the Company to issue (or use Commercially Reasonable Efforts to issue) one or more types of APM Qualifying Securities for the purpose of raising eligible proceeds at least equal to the deferred and unpaid Distributions on such securities and apply the net proceeds to pay such Distributions on such securities, commencing on the earlier of (x) the first Distribution Date after commencement of a deferral period on which the Company pays current Distributions on such securities and (y) the fifth anniversary of the commencement of such deferral period if on such date such deferral period has not ended, and that:
     (a) define “eligible proceeds” to mean, for purposes of such Alternative Payment Mechanism, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale of the relevant securities, and including the fair market value of property received by the Company or any of its Subsidiaries as consideration for such securities) that the Company or any of its Subsidiaries shall have received during the 180 days prior to the relevant Distribution Date from the sale of APM Qualifying Securities, provided that in the case of APM Qualifying Securities that are Qualifying Preferred Stock or Mandatorily Convertible Preferred Stock the amount of net proceeds included in eligible proceeds shall not exceed the Preferred Cap;

     (b) permit the Company to pay current Distributions on any Distribution Date out of any source of funds but (i) require the Company to pay deferred Distributions only out of eligible proceeds and (ii) prohibit the Company from paying deferred Distributions out of any source of funds other than eligible proceeds unless an event of default with respect to such securities has occurred;
     (c) if deferral of Distributions continues for more than one year (or such shorter period as provided for in the terms of such securities), require the Company and its Subsidiaries not to repay, redeem or purchase any of its securities ranking junior to or equally with any APM Qualifying Securities on the liquidation, dissolution or winding-up of the Company, the proceeds of which were used to pay deferred interest during the relevant deferral period until at least one year after all deferred Distributions have been paid (“Repurchase Restriction”), other than the following (none of which shall be restricted or prohibited by a Repurchase Restriction):
     (i) purchases, redemptions or other acquisitions of Common Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;
     (ii) purchases of Common Stock pursuant to a contractually binding requirement to buy Common Stock entered into prior to the beginning of the related deferral period, including under a contractually binding stock repurchase plan;
     (iii) as a result of any exchange, redemption or conversion of any class or series of the Company’s capital stock (or any capital stock of one of the Company’s Subsidiaries) for any class or series of the Company’s capital stock or of any class or series of the Company’s indebtedness for any class or series of the Company’s capital stock;
     (iv) the purchase of or payment of cash in lieu of fractional interests in the Company’s capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or
     (v) the redemption or repurchase of rights in accordance with any stockholders’ rights plan;
     (d) limit the obligation of the Company to issue (or to use Commercially Reasonable Efforts to issue) APM Qualifying Securities that are Common Stock or Qualifying Warrants, prior to the fifth anniversary of any deferral period, to the extent that the number of shares of Common Stock issued or issuable upon the exercise of such Qualifying Warrants plus the number of shares of Common Stock previously issued or issuable on the exercise of Qualifying Warrants previously issued during the applicable deferral period would exceed 2% of the total number of issued and outstanding shares of Common Stock set forth in the Company’s most recent publicly available financial statements
(the “Common Cap”);
     (e) limit the right of the Company to issue APM Qualifying Securities that are Qualifying Preferred Stock or Mandatorily Convertible Preferred Stock, to the extent that the net proceeds of any issuance of such Qualifying Preferred Stock or Mandatorily Convertible Preferred Stock applied, together with the net proceeds of all prior issuances of Qualifying Preferred Stock and any still-outstanding Mandatorily Convertible Preferred Stock applied during the current and all prior deferral periods, to pay deferred Distributions on the securities would exceed 25% of the liquidation or principal amount of the securities that are the subject of the related Alternative Payment Mechanism (the “Preferred Cap”);
     (f) notwithstanding the Common Cap and the Preferred Cap, permit the Company, at its option, to impose a limitation on the Company’s obligation to issue APM Qualifying Securities consisting of Common Stock and Qualifying Warrants to a maximum issuance cap to be set at the Company’s discretion and otherwise substantially similar to the Share Cap, provided that such limitation will be subject to the Company’s agreement to use Commercially Reasonable Efforts (i) to increase such limitation when reached to enable the Company to simultaneously satisfy its future fixed or contingent obligations under such securities and other securities and derivative instruments that provide for settlement or payment in shares of Common Stock or (ii) if the Company cannot increase such limitation as contemplated in the preceding clause, by requesting its Board of Directors to adopt a resolution for a stockholder vote at the next annual meeting of stockholders of the Company to increase the number of shares of the Company’s authorized Common Stock for purposes of satisfying the Company’s obligations to pay deferred Distributions;
     (g) in the case of securities other than Qualifying Preferred Stock, include a Bankruptcy Claim Limitation Provision; and
     (h) permit the Company, at its option, to provide that if the Company is involved in a merger, consolidation, amalgamation, binding share exchange or conveyance, business combination, recapitalization, transfer or lease of assets substantially as an entirety to any other Person or a similar transaction (a “Business Combination”) where immediately after the consummation of the Business Combination more than 50% of the voting stock of the surviving or resulting entity or the Person to whom all or substantially all of the Company’s property or assets are conveyed, transferred or leased in such Business Combination is owned by the stockholders of the other party to the Business Combination or Person to whom all or substantially all of the Company’s property or assets are conveyed, transferred or leased, then clauses (a), (b)

and (c) above will not apply to any deferral period that is terminated on the next Distribution Date following the date of consummation of the Business Combination;
provided (and it being understood) that:
     (1) the Company shall not be obligated to issue (or to use Commercially Reasonable Efforts to issue) APM Qualifying Securities for so long as a Market Disruption Event has occurred and is continuing;
     (2) if, due to a Market Disruption Event or otherwise, the eligible proceeds are not sufficient to pay all deferred Distributions on any Distribution Date, the Company will apply the eligible proceeds to pay accrued and unpaid deferred Distributions on such Distribution Date in chronological order, subject to the Common Cap, Preferred Cap and Share Cap, as applicable; and
     (3) if the Company has outstanding more than one class or series of securities under which it is obligated to sell a type of APM Qualifying Securities and apply some part of the proceeds to the payment of deferred Distributions, then on any date and for any period the amount of net proceeds received by the Company from those sales and available for payment of deferred Distributions on such securities (in accordance with clauses (d) and (e) of this definition) shall be applied to such securities on a pro rata basis in proportion to the total amounts that are due on such securities.
     “APM Period” means, with respect to any Deferral Period, the period commencing on the earlier of (i) the first Interest Payment Date during such Deferral Period on which the Company pays any current interest on the Debentures or (ii) the fifth anniversary of the commencement of such Deferral Period, if on such date such Deferral Period has not ended, and ending on the next Interest Payment Date on which the Company shall have paid the aggregate amount of accrued and unpaid deferred interest, including Additional Interest, that shall have accrued during such Deferral Period on the Debentures out of Eligible Proceeds.
     “APM Qualifying Securities” means Common Stock, Qualifying Preferred Stock, Qualifying Warrants, and/or Mandatorily Convertible Preferred Stock.
     “Bankruptcy Claim Limitation Provision” means, with respect to any securities or combination of securities that have an Alternative Payment Mechanism or a Mandatory Trigger Provision (together in this definition, “securities”), provisions in the terms thereof or of the related transaction agreements that, upon any liquidation, dissolution, winding-up or reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the issuer, limit the claim of the holders of such securities to Distributions that accumulate during (i) any deferral period, in the case of securities that have an Alternative Payment Mechanism but no Mandatory

Trigger provision or (ii) any period in which the issuer fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in the case of securities that have a Mandatory Trigger Provision, to:
     (a) in the case of securities having an Alternative Payment Mechanism or Mandatory Trigger Provision with respect to which the APM Qualifying Securities do not include Qualifying Preferred Stock or Mandatorily Convertible Preferred Stock, 25% of the stated or principal amount of such securities then outstanding; and
     (b) in the case of any other securities, the amount of accumulated and deferred Distributions (including compounded amounts) that relate to the earliest two years of the portion of the deferral period for which Distributions have not been paid.
     “Business Combination” has the meaning specified in clause (h) of the definition of Alternative Payment Mechanism.
     “Business Day” means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed, (iii) a day on which the Corporate Trust Office of the Trustee is closed for business or (iv) on or after June 15, 2018, a day that is not a London Banking Day.
     “Calculation Agent” means, with respect to the Debentures, The Bank of New York Trust Company, N.A., or any other successor, acting as calculation agent in respect of the Debentures.
     “Commercially Reasonable Efforts” means for purposes of issuing APM Qualifying Securities or Qualifying Replacement Securities, commercially reasonable efforts to complete the offer and sale of APM Qualifying Securities or Qualifying Replacement Securities, as the case may be, to third parties that are not Subsidiaries of the Company in public offerings or private placements. The Company shall not be considered to have made Commercially Reasonable Efforts to issue APM Qualifying Securities or Qualifying Replacement Securities, as the case may be, if it determines not to pursue or complete such issuance solely due to pricing, coupon, dividend rate or dilution considerations.
     “Common Cap” has the meaning specified in clause (d) of the definition of Alternative Payment Mechanism.
     “Common Stock” means the common stock of the Company (including treasury shares of common stock), common stock issued pursuant to any dividend reinvestment plan or any of the Company’s employee benefit plans, any security of the Company that ranks upon the liquidation, dissolution or winding-up of the Company junior to Qualifying Preferred Stock and equally with the Company’s common stock and that tracks the performance of, or relates to the results of, a business, unit or division of the Company, and any shares of common stock or equivalent equity interests of the surviving or resulting entity issued in exchange therefor in connection with a Business Combination.
     “Common Stock Issuance Cap” has the meaning specified in Section 2.06(a).
     “Company” has the meaning specified in the Recitals.
     “Debentures” has the meaning specified in Section 2.01.
     “Debt Exchangeable for Common Equity” means a security or combination of securities (together in this definition, “securities”) that:
     (a) gives the holder a beneficial interest in (i) debt securities of the Company that are not redeemable prior to the settlement date of the stock purchase contract referred to in subclause (ii) hereof and (ii) a fractional interest in a stock purchase contract obligating the holder to purchase Common Stock that will be settled in three years or less, with the number of shares of Common Stock purchasable pursuant to such stock purchase contract to be within a range established at the time of issuance of such debt securities and subject to customary anti-dilution adjustments;
     (b) provides that the holders directly or indirectly grant to the Company a security interest in such debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the holders’ direct or indirect obligation to purchase Common Stock pursuant to the stock purchase contract referred to in subclause (a)(ii) hereof;
     (c) includes a remarketing feature pursuant to which such debt securities of the Company are remarketed to new investors not later than the settlement date of the stock purchase contract referred to in subclause (a)(ii) hereof; and
     (d) provides for the proceeds raised in the remarketing to be used to purchase shares of Common Stock under the stock purchase contract referred to in subclause (a)(ii) hereof and, if there has not been a successful remarketing by the settlement date of such stock purchase contract, provides that such stock purchase contract will be settled by the Company exercising its remedies as a secured party with respect to the debt securities or other collateral directly or indirectly pledged by holders of the Debt Exchangeable for Common Equity.
     “Deferral Period” means the period commencing on an Interest Payment Date with respect to which the Company elects or is deemed to elect to defer interest pursuant to Section 2.05 and ending on the earlier of (i) the tenth anniversary of that Interest Payment Date and (ii) the next Interest Payment Date on which the Company has paid all deferred and unpaid amounts (including Additional Interest) and all other accrued interest on the Debentures.
     “Distribution Date” means, as to any securities or combination of securities, the date(s) on which Distributions on such securities are scheduled to be made.
     “Distribution Period” means, as to any securities or combination of securities, each period from and including a Distribution Date for such securities to but not including the next succeeding Distribution Date for such securities.
     “Distributions” means, as to a security or combination of securities, dividends, interest or other income distributions to the holders or beneficial owners thereof that are not Subsidiaries of the Company.
     “Eligible Proceeds” means, with respect to any Interest Payment Date, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) the Company shall have received since the preceding Interest Payment Date from the sale of APM Qualifying Securities to Persons that are not the Company’s Subsidiaries, provided that, in the case of APM Qualifying Securities that are Mandatorily Convertible Preferred Stock or Qualifying Preferred Stock, the amount of net proceeds included in Eligible Proceeds shall not exceed the Preferred Stock Issuance Cap.
     “Event of Default” has the meaning specified in Section 2.07.
     “Final Maturity Date” has the meaning specified in Section 2.02(b).
     “First Supplemental Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto.
     “Floating Rate” has the meaning specified in Section 2.04(a).
     “Floating Rate Interest Period” the period beginning on and including June 15, 2018 and ending on but excluding the next Interest Payment Date and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next Interest Payment Date.
     “Indenture” has the meaning specified in the Recitals.
     “Intent-Based Replacement Disclosure” means, as to any security or combination of securities, that the issuer has publicly stated its intention, either in the prospectus or other offering document under which such securities have been initially offered for sale or in filings with the Commission made by the issuer under the Exchange Act prior to or contemporaneously with the issuance of such securities, that the issuer and its subsidiaries, to the extent such securities provide the issuer with NRSRO equity credit, will redeem, repurchase or defease such securities only with the proceeds of replacement capital securities that have terms and provisions at the time of redemption, repurchase or defeasance that are as or more equity-like than the securities then being redeemed, repurchased or defeased, and which proceeds were raised within 180 days prior to the applicable redemption, purchase or defeasance date.
     “Interest Payment Date” shall have the meaning specified in Section 2.04(b).
     “Interest Period” means a Semi-Annual Interest Period or a Floating Rate Interest Period, as the case may be.
     “LIBOR Determination Date” means, with respect to any Floating Rate Interest Period, the second London Banking Day immediately preceding the first day of such Floating Rate Interest Period.
     “London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.
     “Make-Whole Redemption Amount” means, with respect to the principal amount of any Debentures to be redeemed, the sum, as determined by the Premium Calculation Agent, of the present value of (i) the outstanding principal (discounted from June 15, 2018 to but excluding the Redemption Date) and (ii) remaining scheduled payments of interest that would have been payable from the Redemption Date to and including June 15, 2018 on the Debentures to be redeemed (not including any portion of such payments of interest accrued and unpaid to but excluding the Redemption Date), discounted from their respective Interest Payment Dates to but excluding the Redemption Date (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate (as determined and provided to the Premium Calculation Agent by the Treasury Dealer) plus a spread of 0.600%.
     “Mandatorily Convertible Preferred Stock” means preferred stock with (a) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that the preferred stock converts into common stock of the issuer within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock, subject to customary anti-dilution adjustments.
     “Mandatory Trigger Provision” means, as to any security or combination of securities, provisions in the terms thereof or of the related transaction agreements that:
     (a) if the issuer of such securities fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements and for so long as such failure continues, prohibits the issuer from making payments of

Distributions on such securities from any source other than from the issuance and sale of APM Qualifying Securities and require the issuer, or in the case of Qualifying Preferred Stock, at the option of the issuer, permit the issuer, of such securities (in this definition, the “issuer”) to make payment of Distributions on such securities, within a two year period beginning on the date of such failure, only pursuant to the issuance and sale of APM Qualifying Securities, in an amount such that the net proceeds of such sale are at least equal to the amount of deferred and unpaid Distributions (including without limitation all deferred and accumulated amounts) on such securities or, in the case of Qualifying Preferred Stock, current Distributions, and in either case require the application of the net proceeds of such sale to pay such deferred and unpaid Distributions, or in the case of Qualifying Preferred Stock, permit the application of the net proceeds of such sale to pay current Distributions, on those securities, provided that (i) if the Mandatory Trigger Provision does not require such issuance and sale within one year of such failure, the amount of Common Stock or Qualifying Warrants the net proceeds of which the issuer must apply to pay such Distributions pursuant to such provision may not exceed the Common Cap, and (ii) the amount of Qualifying Preferred Stock and then still-outstanding Mandatorily Convertible Preferred Stock the net proceeds of which the issuer may apply to pay such Distributions pursuant to such provision may not exceed the Preferred Cap;
     (b) if the provisions described in clause (a) immediately above do not require such issuance and sale within one year of such failure, include a Repurchase Restriction;
     (c) other than in the case of Qualifying Preferred Stock, prohibit the issuer of such securities from redeeming or purchasing any of its securities ranking junior to or equally with any APM Qualifying Securities upon the liquidation, dissolution or winding-up of the Company, the proceeds of which were used to pay deferred Distributions during the relevant deferral period prior to the date six months after the issuer applies the net proceeds of the sales described in clause (a) immediately above to pay such deferred Distributions in full; and
     (d) other than in the case of Qualifying Preferred Stock, include a Bankruptcy Claim Limitation Provision;
     provided (and it being understood) that:
     (i) the issuer will not be obligated to issue (or to use Commercially Reasonable Efforts to issue) APM Qualifying Securities for so long as a Market Disruption Event has occurred and is continuing;
     (ii) if, due to a Market Disruption Event or otherwise, the issuer is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred Distributions on any Distribution Date, the issuer will apply any available eligible proceeds to pay accrued and unpaid Distributions on the applicable Distribution Date in chronological order subject to the Common Cap, Preferred Cap and Share Cap, as applicable; and
     (iii) if the issuer has outstanding more than one class or series of securities under which it is obligated to sell a type of APM Qualifying Securities and applies some part of the proceeds to the payment of deferred Distributions, then on any date and for any period the amount of net proceeds received by the issuer from those sales and available for payment of deferred Distributions on such securities (in accordance with the Alternative Payment Mechanism) shall be applied to such securities on a pro rata basis in proportion to the total amounts that are due on such securities.
     No remedy other than Permitted Remedies shall arise by the terms of such securities or related transaction agreements in favor of the holders of such securities as a result of the issuer’s failure to pay Distributions because of the Mandatory Trigger Provision until Distributions have been deferred for one or more Distribution Periods that total together at least ten years.
     “Market Disruption Event” means the occurrence or existence of any of the following events or sets of circumstances:
     (a) trading in securities generally, or the securities of the Company specifically, on the New York Stock Exchange or any other national securities exchange or over-the-counter market on which the Common Stock is listed or traded, shall have been suspended or materially disrupted or minimum prices shall have been established on any such exchange or market by the Commission, the relevant exchange or any other regulatory body or governmental authority having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the Common Stock;
     (b) the Company would be required to obtain the consent or approval of its stockholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue or sell APM Qualifying Securities or Qualifying Replacement Securities, as the case may be, and such consent or approval has not yet been obtained notwithstanding that the Company has used Commercially Reasonable Efforts to obtain the required consent or approval;
     (c) an event occurs and is continuing as a result of which the offering document for the offer and sale of APM Qualifying Securities or Qualifying Replacement Securities, as the case may be, would, in the reasonable judgment of the Company, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in that offering document, in the light of the circumstances under which they were made, not misleading and either (i) the disclosure of that event at such time, in the reasonable judgment of the Company, is not otherwise required by law and would have a material adverse effect on the business of the Company or (ii) the disclosure relates to a previously undisclosed proposed or pending material business transaction, and the Company has a bona fide reason for keeping such transaction confidential or disclosure of such transaction would impede the ability of the Company to consummate such transaction; provided that no single suspension period resulting from the an event described in this clause (c) shall exceed 90 consecutive days and multiple suspension periods resulting from one or more Market Disruption Events described in this clause (c) shall not exceed an aggregate of 180 days in any 360-day period;
     (d) the Company reasonably believes that the offering document for the offer and sale of APM Qualifying Securities or Qualifying Replacement Securities, as the case may be, would not be in compliance with a rule or regulation of the Commission (for reasons other than those described in clause (c) above), and the Company determines that it is unable to comply with such rule or regulation or such compliance is impracticable, provided that no single suspension period resulting from an event described in this clause (d) shall exceed 90 consecutive days and multiple suspension periods resulting from one or more Market Disruption Events described in this clause (d) shall not exceed an aggregate of 180 days in any 360-day period;
     (e) there shall have occurred a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States shall be, such that the issuance of or market trading in the APM Qualifying Securities or Qualifying Replacement Securities, as the case may be, has been materially disrupted or has ceased;
     (f) there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis such that the issuance of or market trading in the APM Qualifying Securities or Qualifying Replacement Securities, as the case may be, has been materially disrupted or has ceased;
     (g) a material disruption shall have occurred in commercial banking or securities settlement or clearing services in the United States such that market trading in the APM Qualifying Securities or Qualifying Replacement Securities, as the case may be, has been materially disrupted or has ceased; or
     (h) a banking moratorium shall have been declared by federal or state authorities of the United States such that market trading in the APM Qualifying Securities or Qualifying Replacement Securities, as the case may be, has been materially disrupted or has ceased.

     “Market Value” means, on any date, the closing sale price per share of Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which the Common Stock is listed; if the Common Stock is not listed on any
U.S. securities exchange on the relevant date, the market price will be the average of the mid-point of the bid and ask prices for the Common Stock on the relevant date submitted by at least three nationally recognized independent investment banking firms selected by the Company for this purpose.
     “No Payment Provision” means a provision or provisions in the transaction documents for securities (referred to in this definition as “such securities”) that:
     (a) include an Alternative Payment Mechanism; and
     (b) permit the issuer of such securities, in its sole discretion, to defer in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods of up to five years or, if a Market Disruption Event has occurred and is continuing, ten years, without any remedy other than Permitted Remedies.
     “Non-Cumulative” means, with respect to any securities, that the issuer may elect not to make any number of periodic Distributions without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more Permitted Remedies.
     “NRSRO” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act.
     “Optional Deferral Provision” means, as to any securities, provisions in the terms thereof or of the related transaction agreements to the effect of either (a) or (b) below:
     (a) (i) the issuer of such securities may, in its sole discretion, defer in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods up to five years or, if a Market Disruption Event has occurred and is continuing, ten years, without any remedy other than Permitted Remedies and (ii) such securities are subject to an Alternative Payment Mechanism (provided that such Alternative Payment Mechanism need not apply during the first five years of any deferral period and need not include a Common Cap, Preferred Cap, Share Cap, Bankruptcy Claim Limitation or Repurchase Restrictions); or
     (b) the issuer of such securities may, in its sole discretion, defer in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods up to ten years, without any remedy other than Permitted Remedies.

     “Parity Securities” shall have the meaning specified in Section 3.01(b).
     “Particular Parity Security” shall have the meaning specified in Section 2.06(c)(ii).
     “Permitted Remedies” means, with respect to any securities, one or more of the following remedies:
     (a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded); and
     (b) complete or partial prohibitions on the issuer paying Distributions on or purchasing common stock or other securities that rank equally with or junior as to Distributions to such securities for so long as Distributions on such securities, including deferred Distributions, remain unpaid.
     “Preferred Cap” has the meaning specified in clause (e) of the definition of Alternative Payment Mechanism.
     “Preferred Stock Issuance Cap” has the meaning specified in Section 2.06(a).
     “Premium Calculation Agent” means Banc of America Securities LLC or, if that firm is unwilling or unable to calculate the Make-Whole Redemption Amount or the Special Event Make-Whole Redemption Amount, an investment banking institution of national standing, appointed by the Company.
     “Qualifying Preferred Stock” means the Company’s Non-Cumulative perpetual preferred stock that ranks equally with or junior to all of the Company’s other preferred stock, other than preferred stock that is issued or issuable pursuant to a stockholders’ rights plan or similar plan or arrangement, is perpetual and (a) is subject to a Qualifying Replacement Capital Covenant, or (b) is subject to both (i) mandatory suspension of dividends in the event the Company breaches financial metrics specified in the transaction documents, and (ii) Intent-Based Replacement Disclosure. In addition, in the case of both (a) and (b) above, the transaction documents shall provide for no remedies as a consequence of non-payment of distributions other than Permitted Remedies.
     “Qualifying Replacement Capital Covenant” means (a) a replacement capital covenant that is substantially similar to the Replacement Capital Covenant applicable to the Debentures or (b) a replacement capital covenant, as identified by the Company’s Board of Directors, or a duly authorized committee thereof, acting in good faith and in its reasonable discretion and reasonably construing the definitions and other terms of the Replacement Capital Covenant, (i) entered into by a company that at the time it enters into such replacement capital covenant is a reporting company under the Exchange Act and (ii) that restricts the related issuer and its subsidiaries from repaying, redeeming or purchasing identified securities except out of the proceeds from the sale of specified Replacement Capital Securities that have terms and provisions at the time of repayment, redemption or purchase that are as or more equity-like than the securities then being repaid, redeemed or purchased, raised within 180 days prior to the applicable repayment, redemption or purchase date; provided that the term of such Qualifying Replacement Capital Covenant shall be determined at the time of issuance of the related Replacement Capital Securities taking into account the other characteristics of such securities.
     “Qualifying Replacement Securities” means securities or a combination of securities (other than Common Stock, rights to acquire Common Stock, Mandatorily Convertible Preferred Stock or Debt Exchangeable for Common Equity) that, in the determination of the Company’s Board of Directors (or a duly authorized committee thereof) reasonably construing the definitions and other terms of this First Supplemental Indenture, meet one of the following criteria:
     (a) in connection with any repayment, redemption, defeasance or purchase of Debentures prior to June 15, 2018:
     (i) securities issued by the Company or any of its Subsidiaries that (1) rank equally with or junior to the Debentures upon the liquidation, dissolution or winding-up of the Company, (2) have no maturity or a maturity of at least 60 years and (3)(A) are Non-Cumulative and are subject to a Qualifying Replacement Capital Covenant or have a No Payment Provision and is subject to a Qualifying Replacement Capital Covenant or (B) have a Mandatory Trigger Provision and have either an Optional Deferral Provision or a No Payment Provision and are subject to Intent-Based Replacement Disclosure; or
     (ii) securities issued by the Company or any of its Subsidiaries that (1) rank equally with or junior to the Debentures upon the liquidation, dissolution or winding-up of the Company, (2) have no maturity or a maturity of at least 40 years, (3) are subject to a Qualifying Replacement Capital Covenant and (4) have a Mandatory Trigger Provision and an Optional Deferral Provision; or
     (iii) shares of preferred stock issued by the Company or any of its Subsidiaries that are (1) Non-Cumulative, (2) have no prepayment obligation on the part of the issuer thereof, whether at the election of the Holders or otherwise, (3) have no maturity or a maturity of at least 60 years and either (A) are subject to a Qualifying Replacement Capital Covenant or (B) have a Mandatory Trigger Provision and are subject to Intent-Based Replacement Disclosure; or
     (b) in connection with any repayment, redemption, defeasance or purchase of Debentures on or after June 15, 2018 and prior to
June 15, 2038:

     (i) any securities described under clause (a) of this definition that would be Qualifying Replacement Securities prior to June 15, 2018;
     (ii) securities issued by the Company or any of its Subsidiaries that (1) rank equally with or junior to the Debentures upon the liquidation, dissolution or winding-up of the Company, (2) have no maturity or a maturity of at least 60 years, (3) are subject to a Qualifying Replacement Capital Covenant and (4) have an Optional Deferral Provision;
     (iii) securities issued by the Company or any of its Subsidiaries that (1) rank equally with or junior to the Debentures upon a liquidation, dissolution or winding-up of the Company, (2) are Non-Cumulative or have a No Payment Provision, (3) have no maturity or a maturity of at least 60 years and (4) are subject to Intent-Based Replacement Disclosure;
     (iv) securities issued by the Company or any of its Subsidiaries that (1) rank equally with or junior to the Debentures upon the liquidation, dissolution or winding-up of the Company, (2) have no maturity or a maturity of at least 40 years and (3) (A) are Non-Cumulative, or have a No Payment Provision, and subject to a Qualifying Replacement Capital Covenant or (B) have a Mandatory Trigger Provision and an Optional Deferral Provision and are subject to Intent-Based Replacement Disclosure;
     (v) securities issued by the Company or any of its Subsidiaries that (1) upon the liquidation, dissolution or winding-up of the Company, rank junior to all of the senior and subordinated debt of the Company other than the Debentures and securities that rank equally with the Debentures upon the liquidation, dissolution or winding-up of the Company, (2) have a Mandatory Trigger Provision and an Optional Deferral Provision and are subject to Intent-Based Replacement Disclosure and (3) have no maturity or a maturity of at least 60 years;
     (vi) cumulative preferred stock issued by the Company or any of its Subsidiaries that (1) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, (2) has no maturity or a maturity of at least 60 years and (3) is subject to a Qualifying Replacement Capital Covenant; or
     (vii) other securities issued by the Company or any of its Subsidiaries that (1) rank upon the liquidation, dissolution or winding-up of the Company equally with or junior to the Debentures and (2) have no maturity or a maturity of at least 30 years, are subject to a Qualifying Replacement Capital Covenant and have a Mandatory Trigger Provision and an Optional Deferral Provision; or

     (c) in connection with any repayment, redemption, defeasance or purchase of Debentures at any time after June 15, 2038:
     (i) any securities described under clause (b) of this definition that would be Qualifying Replacement Securities prior to June 15, 2038;
     (ii) securities issued by the Company or any of its Subsidiaries that (1) rank equally with or junior to the Debentures upon the liquidation, dissolution or winding-up of the Company, (2) either (A) have no maturity or a maturity of at least 60 years and are subject to Intent-Based Replacement Disclosure or (B) have no maturity or a maturity of at least 40 years and are subject to a Qualifying Replacement Capital Covenant and (C) have an Optional Deferral Provision;
     (iii) securities issued by the Company or any of its Subsidiaries that (1) rank junior to all of the senior and subordinated debt of the Company other than the Debentures and any other securities that rank equally with the Debentures upon the liquidation, dissolution or winding-up of the Company, (2) have a Mandatory Trigger Provision, an Optional Deferral Provision and are subject to Intent-Based Replacement Disclosure and (3) have no maturity or a maturity of at least 40 years; or
     (iv) preferred stock issued by the Company or any of its Subsidiaries that either (1) has no maturity or a maturity of at least 60 years and is subject to Intent-Based Replacement Disclosure or (2) has a maturity of at least 40 years and is subject to a Qualifying Replacement Capital Covenant, provided, however, that if any of the securities described in the foregoing clauses (a), (b) and (c) is structured at the time of issuance with a distribution rate step-up (whether interest or dividend) of more than 25 basis points prior to the 25th anniversary of such issuance, then such security shall be subject to a replacement capital covenant that will remain in effect until at least the Scheduled Maturity Date and that is otherwise substantially similar to the Replacement Capital Covenant.
     “Qualifying Warrants” means any net share settled warrants to purchase the Common Stock that (a) have an exercise price greater than the Market Value of the Common Stock on the date of sale, (b) the Company is not entitled to redeem for cash and (c) the holders of which are not entitled to require the Company to repurchase for cash in any circumstances.
     “Quarterly Interest Payment Date” shall have the meaning specified in Section 2.04.
     “Rating Agency Event” means, after the date hereof, a change by any NRSRO in its criteria for awarding equity credit to securities such as the Debentures, which change results in (x) the shortening of the length of time the Debentures are assigned a particular level of equity credit by that NRSRO as compared to the length of time they would have been assigned that level of equity credit by such NRSRO or its predecessor on the date hereof or (y) the lowering of the equity credit (including up to a lesser amount) assigned to the Debentures by that NRSRO as compared to the equity credit that such NRSRO or its predecessor assigned to the Debentures on the date hereof.
     “Regular Record Date” means, (i) with respect to a Semi-Annual Interest Payment Date, the June 1 or December 1, as the case may be, next preceding such Interest Payment Date, and (ii) with respect to a Quarterly Interest Payment Date, the March 1, June 1, September 1 or December 1, as the case may be, next preceding such Interest Payment Date, in each case whether or not a Business Day.
     “Remaining Shares” means the number of the Company’s authorized and unissued shares of Common Stock less the maximum number of shares of the Company’s authorized and unissued Common Stock that could be issued under options, warrants, convertible securities, any equity-linked contracts and other agreements, in each case existing at the time of determination, that require the Company to issue a determinable number of shares of its Common Stock.
     “Repayment Date” means the Scheduled Maturity Date and each Quarterly Interest Payment Date thereafter until the Company shall have repaid or redeemed all of the Debentures.
     “Replacement Capital Covenant” means the Replacement Capital Covenant, dated as of June 6, 2008, by the Company, as the same may be amended or supplemented from time to time in accordance with the provisions thereof and Section 2.02(a)(vii) hereof.
     “Replacement Capital Securities” means
     (a) Common Stock and rights to acquire Common Stock;
     (b) Mandatorily Convertible Preferred Stock;
     (c) Debt Exchangeable for Common Equity; and
     (d) Qualifying Replacement Securities.
     “Repurchase Restrictions” has the meaning specified in clause (c) of the definition of “Alternative Payment Mechanism.”
     “Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace that page on that service, or such other service as may be nominated by the Company as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered rate for U.S. dollar deposits).

     “Scheduled Maturity Date” has the meaning specified in Section 2.02(a)(i).
     “Securities Registrar” means, with respect to the Debentures, The Bank of New York Trust Company, N.A., or any other firm appointed by the Company, acting as securities registrar for the Debentures.
     “Securities Registrar Office” means the office of the applicable Securities Registrar at which at any particular time its corporate agency business shall principally be administered, which office at the date hereof in the case of The Bank of New York Trust Company, N.A., in its capacity as Securities Registrar under the Indenture, is located at 2 North Lasalle Street, Suite 1020, Global Corporate Trust, Chicago, Illinois 60602.
     “Semi-Annual Interest Payment Date” shall have the meaning specified in Section 2.04.
     “Semi-Annual Interest Period” means the period beginning on and including June 6, 2008 and ending on but excluding the first Interest Payment Date and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next Interest Payment Date until June 15, 2018.
     “Share Cap” has the meaning specified in Section 2.06(a)(iii).
     “Shares Available for Issuance” means the number of Remaining Shares allocated by the Company on a pro rata basis or such other basis as the Company determines is appropriate to the payment of deferred interest on the Debentures in accordance with Section 2.06 and not so allocated to any other similar commitment that is of an indeterminate nature and under which the Company is required at the time of such allocation to issue shares of its Common Stock.
     “Special Event” means a Tax Event or a Rating Agency Event.
     “Special Event Make-Whole Redemption Amount” means, with respect to the principal amount of any Debentures to be redeemed, the sum, as determined by the Premium Calculation Agent, of the present value of (i) the outstanding principal (discounted from June 15, 2018 to but excluding the Redemption Date) and (ii) the remaining scheduled payments of interest that would have been payable from the Redemption Date to and including June 15, 2018 on the Debentures to be redeemed (not including any portion of such payments of interest accrued and unpaid to but excluding the Redemption Date), discounted from their respective Interest Payment Dates to but excluding the Redemption Date (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate (as determined and provided to the Premium Calculation Agent by the Treasury Dealer) plus a spread of 0.750%.

     “Subsidiary” means, at any time, any Person the shares of stock or other ownership interests of which ordinary have voting power to elect a majority of the board of directors or other managers of such Person are at the time owned or the management and policies of which are otherwise at the time controlled, directly or indirectly through one or more intermediaries (including other Subsidiaries) or both, by another Person.
     “Tax Event” means the receipt by the Company of an opinion of counsel, rendered by a law firm of nationally recognized standing that is experienced in such matters, stating that, as a result of any: (i) amendment to or change (including any announced proposed or prospective change) in the laws (or any regulations under those laws) of the United States or any political subdivision or taxing authority of or in the United States affecting taxation, (ii) official administrative pronouncement (including a private letter ruling, technical advice memorandum or similar pronouncement) or judicial decision or administrative action or other official pronouncement interpreting or applying the laws or regulations enumerated in clause (i) above, by any court, government agency or regulatory authority, or (iii) threatened challenge asserted in connection with an audit of the Company or any of its Subsidiaries, or a threatened challenge asserted in writing against any taxpayer that has raised capital through the issuance of securities that are substantially similar to the Debentures, which amendment or change is enacted or effective or which pronouncement or decision is announced or which challenge is asserted against the Company or becomes publicly known on or after the date hereof, there is more than an insubstantial increase in the risk that interest accruable or payable by the Company on the Debentures is not, or will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.
     “Three-Month LIBOR” means, with respect to any Floating Rate Interest Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of such Floating Rate Interest Period that appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on the LIBOR Determination Date for that Floating Rate Interest Period. If such rate does not appear on Reuters Page LIBOR01, Three-Month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that Floating Rate Interest Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Company) at approximately 11:00 a.m., London time, on the LIBOR Determination Date for that Floating Rate Interest Period. The Calculation Agent will request the principal London office of each of these banks to provide a quotation of such bank’s rate. If at least two such quotations are provided, Three-Month LIBOR with respect to that Floating Rate Interest Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, Three-Month LIBOR with respect to that Floating Rate Interest Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%)

of the rates quoted by three major banks in New York City selected by the Calculation Agent (after consultation with the Company) at approximately 11:00 a.m., New York City time, on the first day of that Floating Rate Interest Period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that Floating Rate Interest Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Calculation Agent to provide quotations are quoting as described above, Three-Month LIBOR for that Floating Rate Interest Period will be the same as Three-Month LIBOR as determined for the previous Floating Rate Interest Period or, in the case of the Floating Rate Interest Period beginning on June 15, 2018, 2.67313%. The establishment of Three-Month LIBOR for each Floating Rate Interest Period by the Calculation Agent shall (in the absence of manifest error) be final and binding.
     “Trading Day” means a day on which the Common Stock is traded on the New York Stock Exchange, or if not then listed on the New York Stock Exchange, a day on which the Common Stock is traded or quoted on the principal U.S. securities exchange on which it is listed or quoted, or if not then listed or quoted on a U.S. securities exchange, a day on which the Common Stock is quoted in the over-the-counter market.
     “Treasury Dealer” means Banc of America Securities LLC, Citigroup Global Markets Inc. or Lehman Brothers Inc. (or their respective successors) or, if each of Banc of America Securities LLC, Citigroup Global Markets Inc. or Lehman Brothers Inc. (or their respective successors) refuses to act as Treasury Dealer for the purpose of determining the Make-Whole Redemption Amount or the Special Event
Make-Whole Redemption Amount or ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by the Company for these purposes.
     “Treasury Price” means, with respect to a Redemption Date of the Debentures, the bid-side price for the Treasury Security as of the third Trading Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by The Wall Street Journal on that Trading Day and designated “Treasury Bonds, Notes and Bills,” as determined by the Treasury Dealer, except that: (i) if that release (or any successor release) is not published or does not contain that price information on that Trading Day, or (ii) if the Treasury Dealer determines that the price information is not reasonably reflective of the actual bid-side price of the Treasury Security prevailing at 3:30 p.m., New York City time, on that Trading Day, then “Treasury Price” will instead mean the bid-side price for the Treasury Security at or around 3:30 p.m., New York City time, on that Trading Day (expressed on a next Trading Day settlement basis) as determined by the Treasury Dealer through such alternative means as the Treasury Dealer considers to be appropriate under the circumstances.
     “Treasury Rate” means, with respect to a Redemption Date of the Debentures, the semi-annual equivalent yield to maturity of the Treasury Security that corresponds to the

Treasury Price (calculated by the Treasury Dealer in accordance with standard market practice and computed as of the second Trading Day preceding such Redemption Date).
     “Treasury Security” means the United States Treasury security that the Treasury Dealer determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the Debentures being redeemed in a tender offer based on a spread to United States Treasury yields.
ARTICLE 2
GENERAL TERMS AND CONDITIONS OF THE DEBENTURES
Section 2.01 Designation, Principal Amount and Authorized Denominations.
     (a) Designation. Pursuant to Sections 201 and 301 of the Indenture, there is hereby established a series of Securities of the Company designated as the 8.125% Fixed-to-Floating Rate Junior Subordinated Debentures due 2068 (the “Debentures”), the principal amount of which to be issued shall be in accordance with Section 2.01(b) hereof and as set forth in any Company Order for the authentication and delivery of Debentures pursuant to the Indenture, and the form and terms of which shall be as set forth hereinafter.
     (b) Principal Amount. Debentures in an initial aggregate principal amount of $500,000,000 shall, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee or an Authenticating Agent for authentication, and the Trustee or an Authenticating Agent shall thereupon authenticate and deliver said Debentures in accordance with a Company Order. Additional Debentures may be issued from time to time pursuant to this First Supplemental Indenture on the same terms and conditions as the Debentures issued under this First Supplemental Indenture in all respects, except for any difference in the issue date, issue price and, if applicable, the first payment of interest thereon and the initial interest accrual date. Additional Debentures issued pursuant to this First Supplemental Indenture will be consolidated with, and will form a single series with, the previously outstanding Debentures issued pursuant to this First Supplemental Indenture unless such additional Debentures will not be treated as fungible for U.S. tax purposes with the Debentures issued as of the date of this First Supplemental Indenture. Any additional Debentures issued under this First Supplemental Indenture will rank equally and ratably in right of payment with the Debentures originally issued under this First Supplemental Indenture.
     (c) Authorized Denominations. The denominations in which Debentures shall be issuable is a minimum of $5,000 principal amount and integral multiples of $1,000 thereafter.

Section 2.02 Repayment.
     (a) Scheduled Maturity Date.
     (i) The principal amount of, and all accrued and unpaid interest on, the Debentures shall be payable in full on June 15, 2038 or, if such day is not a Business Day, the following Business Day and interest will continue to accrue during such postponement (the “Scheduled Maturity Date”); provided, however, that in the event the Company has delivered an Officers’ Certificate to the Trustee pursuant to clause (v) of this Section 2.02(a) in connection with the Scheduled Maturity Date, (x) the principal amount of Debentures payable on the Scheduled Maturity Date, if any, shall be the principal amount set forth in the notice of repayment, if any, accompanying such Officers’ Certificate, (y) such principal amount of Debentures shall be repaid on the Scheduled Maturity Date pursuant to Article 5 hereof, and (z) subject to clause (ii) of this Section 2.02(a), the remaining Debentures shall remain Outstanding and shall be payable on the immediately succeeding Quarterly Interest Payment Date or such earlier date on which they are redeemed pursuant to Article 4 hereof, become due and payable pursuant to Section 502 of the Indenture or on the Final Maturity Date; and provided further, that any deferred interest on the Debentures (including Additional Interest) shall be paid in accordance with Section 2.06.
     (ii) In the event the Company has delivered an Officers’ Certificate to the Trustee pursuant to clause (v) of this Section 2.02(a) in connection with any Quarterly Interest Payment Date, the principal amount of the Debentures repayable on such Quarterly Interest Payment Date shall be the principal amount set forth in the notice of repayment, if any, accompanying such Officers’ Certificate, and shall be repaid on such Quarterly Interest Payment Date pursuant to Article 5 hereof, and the remaining Debentures shall remain Outstanding and shall be payable on the immediately succeeding Quarterly Interest Payment Date or such earlier date on which they are redeemed pursuant to Article 4 hereof, become due and payable pursuant to Section 502 of the Indenture or on the Final Maturity Date.
     (iii) The obligation of the Company to repay the Debentures pursuant to this Section 2.02(a) on any date prior to the Final Maturity Date shall be subject to its obligations under Article Twelve of the Indenture to the holders of Senior Indebtedness.
     (iv) Until the Debentures are paid in full:
     (A) the Company shall use Commercially Reasonable Efforts, subject to the occurrence and continuance of a Market Disruption Event, to raise sufficient net cash proceeds from the issuance of Qualifying

Replacement Securities during a 180-day period ending on the date on which the Company delivers the Officers’ Certificate required by the first sentence of clause (v) of this Section 2.02(a) and/or Section 5.01 (not more than 15 and not less than 10 Business Days prior to the Scheduled Maturity Date) to permit repayment in full of the outstanding principal amount of and accrued and unpaid interest (other than any deferred interest (including Additional Interest), which shall be paid only in accordance with Section 2.06) on the Debentures on the Scheduled Maturity Date pursuant to clause (i) of this Section 2.02(a); and
     (B) if the Company is unable for any reason to raise sufficient net cash proceeds from the issuance of Qualifying Replacement Securities to permit repayment in full of the Debentures on the Scheduled Maturity Date or any subsequent Quarterly Interest Payment Date, the Company shall use Commercially Reasonable Efforts, subject to the occurrence and continuance of a Market Disruption Event, to raise sufficient net cash proceeds from the issuance of Qualifying Replacement Securities during a 90-day period ending on the date on which the Company delivers the Officers’ Certificate required by the first sentence of clause (v) of this Section 2.02(a) and/or Section 5.01 (not more than 15 and not less than 10 Business Days prior to the following Quarterly Interest Payment Date) to permit repayment in full of the outstanding principal amount of and accrued and unpaid interest (other than any deferred interest (including Additional Interest), which shall be paid only in accordance with Section 2.06) on the Debentures in full on such following Quarterly Interest Payment Date pursuant to clause (i)(z) of this Section 2.02(a); and
     (C) the Company shall apply any net cash proceeds from the issuance of Qualifying Replacement Securities to the repayment of the Debentures as provided in clause (vi) of this Section 2.02(a).
     (v) The Company shall, if it has not received sufficient net cash proceeds from the issuance of Qualifying Replacement Securities pursuant to clause (iv) above in connection with any Repayment Date, deliver an Officers’ Certificate to the Trustee no more than 15 and no less than 10 Business Days in advance of such Repayment Date stating the amount of net cash proceeds, if any, received pursuant to clause (iv) above in connection with such Repayment Date. The Company shall be excused from its obligation to sell Qualifying Replacement Securities pursuant to clause (iv) above if it delivers an Officers’ Certificate to the Trustee no more than 15 and no less than 10 Business Days in advance of such Repayment Date certifying that: (A) a Market Disruption Event was existing and continuing during the entire 180-day period preceding the date of such Officers’ Certificate or, in the case of any Repayment Date after the Scheduled Maturity

Date, the entire 90-day period preceding the date of such Officers’ Certificate; or (B)  the Company was unable after Commercially Reasonable Efforts to raise sufficient net proceeds during such 180-day period or 90-day period preceding the date of such Officers’ Certificate to permit repayment of the Debentures in full. Each Officers’ Certificate delivered pursuant to the first sentence of this clause (v), unless no principal amount of Debentures is to be repaid on the applicable Repayment Date, shall be accompanied by a notice of repayment pursuant to Section 5.01 (which shall be the notice of repayment required to be given to the Holders of the Debentures under Section 5.03) setting forth the principal amount of the Debentures to be repaid on such Repayment Date, if any, which amount shall be determined after giving effect to clause (vi) of this Section 2.02(a).
     (vi) Net cash proceeds of the issuance of any Qualifying Replacement Securities shall be applied to repayment of the Debentures on any Repayment Date in the following order of priority: first, to pay deferred interest (including Additional Interest) to the extent of Eligible Proceeds received pursuant to Section 2.06; second, to pay current interest to the extent not paid from other sources and; third, to repay the Outstanding principal of the Debentures; provided that if the Company is obligated to sell Qualifying Replacement Securities and apply the net proceeds to payments of principal of or interest on any outstanding securities other than the Debentures then (i) on any date and for any period the amount of net proceeds received by the Company from those sales and available for such payments shall be applied to the Debentures and such other outstanding securities having the same scheduled maturity date as the Debentures, pro rata in accordance with their respective Outstanding principal amounts and (ii) none of such net proceeds shall be applied to any other securities having a later scheduled maturity date than the Debentures until the principal of the Debentures shall have been paid in full. If the Company raises less than $5 million (or, if less than $5 million principal amount of Debentures remains Outstanding, an amount less than the remaining principal amount of such remaining Outstanding Debentures) of net proceeds from the sale of Qualifying Replacement Securities during the relevant 180-day or 90-day period, the Company will not be required to repay any Debentures on the Scheduled Maturity Date or the next Quarterly Interest Payment Date, as applicable, but must use those net proceeds to repay the Debentures on the next Quarterly Interest Payment Date to the extent the Company has raised at least $5 million (or, if less than $5 million principal amount of Debentures remains Outstanding, an amount equal to the remaining Outstanding Debentures) of net proceeds. If the net proceeds allocable to repay the principal of the Debentures shall not be divisible by the authorized denominations of the Debentures into a whole number, the net proceeds so allocable shall be deemed to be equal to the next lower amount divisible by such authorized denominations into a whole number. The Company shall deliver to the Trustee, no later than one Business Day prior to a Repayment Date with respect to which the Company has received net cash proceeds of the issuance of Qualifying Replacement Securities, an Officers’ Certificate setting forth the manner in which such net cash proceeds are to be applied in accordance with this Section 2.02(a)(vi).
     (vii) The Company shall not amend the Replacement Capital Covenant to impose additional restrictions on the type or amount of Qualifying Replacement Securities that the Company may include for purposes of determining whether or to what extent repayment, redemption or purchase of the Debentures is permitted, except with the consent of Holders of at least a majority in aggregate Outstanding principal amount of the Debentures. Except as aforesaid, the Company may amend or supplement the Replacement Capital Covenant in accordance with its terms and without the consent of the Holders of the Debentures.
     (b) Final Maturity Date. The principal of, and all accrued and unpaid interest on, all Outstanding Debentures shall be due and payable on June 15, 2068 or, if such date is not a Business Day, the following Business Day (the “Final Maturity Date”), from any source of available funds and regardless of the amount of Qualifying Replacement Securities the Company may have issued and sold by that time.
Section 2.03 Form. The Debentures shall be substantially in the form of Exhibit A attached hereto and shall be issued in fully registered definitive form without interest coupons. Principal of and interest on the Debentures issued in definitive form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions and notices and demands to or upon the Company in respect of the Debentures and the Indenture may be served at the Corporate Trust Office of the Trustee, and the Company appoints the Trustee as its agent for the foregoing purposes, provided that payment of interest may be made at the option of the Company by check mailed to the Holders at such address as shall appear in the Security Register or by wire transfer in immediately available funds to the bank account number of the Holders specified in writing by the Holders not less than 10 days before the relevant Interest Payment Date and entered in the Security Register by the Securities Registrar. The Debentures may be presented for registration of transfer or exchange at the Securities Registrar Office. The Debentures are initially solely issuable as Global Securities. The Depository Trust Company is hereby designated as Depositary. Registered Debentures shall be physically transferred to all beneficial owners in definitive form in exchange for their beneficial interests in a Global Security if the Depositary with respect to such Global Securities notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or the Depositary ceases to be a clearing agency registered under the Exchange Act, as the case may be, and a successor Depositary is not appointed by the Company within 90 days of such notice.

     In addition, beneficial interests in the Global Securities may be exchanged for definitive certificated Debentures upon request by or on behalf of the Depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under such Debentures in connection with an Event of Default. If the Company determines at any time that the Debentures shall no longer be represented by a Global Security, the Company shall inform the Depositary of such determination which will, in turn, notify participants of their right to withdraw their beneficial interest from the Global Security. If such participants then elect to withdraw their beneficial interests, the Company shall issue certificates in definitive form in exchange for such beneficial interests in the Global Security. Any Global Security, or portion thereof, that is exchangeable pursuant to this Section 2.03 shall be exchangeable for Debenture certificates registered in the names directed by the Depositary.
Section 2.04 Rate of Interest; Interest Payment Date.
     (a) Rate of Interest. The Debentures shall bear interest from and including June 6, 2008 to but excluding June 15, 2018 or earlier Redemption Date of the Debentures, at the rate of 8.125% per annum, payable as set forth in clause (b) below computed on the basis of a 360-day year comprised of twelve 30-day months. Commencing on June 15, 2018, the Debentures shall bear interest at a floating annual rate, reset quarterly on the first day of each Floating Rate Interest Period by the Calculation Agent, equal to Three-Month LIBOR, determined for each Floating Rate Interest Period as set forth herein, plus 4.6025% (the “Floating Rate”), payable as set forth in clause (b) below. The amount of Floating Rate interest payable on the Debentures for any Floating Rate Interest Period will be computed on the basis of a 360-day year and the actual number of days elapsed in the 360-day year. Interest scheduled for payment but not paid upon any Interest Payment Date, including interest not required to be paid due to deferral under the terms of this First Supplemental Indenture, shall bear Additional Interest from the originally scheduled payment date therefor at the rate borne by the Debentures; provided that (i) if a scheduled Semi-Annual Interest Payment Date is not a Business Day, interest payable on such Semi-Annual Interest Payment Date shall be paid on the next succeeding day that is a Business Day, and no interest will accrue as a result of any such postponement, and (ii) if a scheduled Quarterly Interest Payment Date is not a Business Day, the Quarterly Interest Payment Date shall be postponed to the next succeeding day that is a Business Day, and interest will continue to accrue during such postponement. Interest will accrue from and including the last Interest Payment Date in respect of which interest has been paid or duly provided for to but excluding the following Interest Payment Date with respect to which the interest has been paid or duly provided for.
     (b) Interest Payment Dates. Subject to the other provisions hereof, interest on the Debentures shall be payable (i) semi-annually in arrears on June 15 and December 15 of each year, commencing on December 15, 2008, until and including June 15, 2018

(each such date, a “Semi-Annual Interest Payment Date”) and (ii) thereafter, quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on September 15, 2018 (each such date, a “Quarterly Interest Payment Date” and, together with Semi-Annual Interest Payment Dates, each, an “Interest Payment Date”).
Section 2.05 Interest Deferral.
     (a) Option to Defer Interest Payments.
     (i) So long as no Event of Default with respect to the Debentures has occurred and is continuing, the Company shall have the right on one or more occasions, to defer the payment of interest on the Debentures for one or more Interest Periods up to ten consecutive years, provided that no Deferral Period shall extend beyond the Final Maturity Date, the earlier accelerated maturity date of the Debentures or other repayment or redemption in full of the Debentures. If the Company shall fail to pay interest on the Debentures on any Interest Payment Date, the Company shall be deemed to elect to defer payment of such interest on such Interest Payment Date, unless the Company shall pay such interest in full within five Business Days after any such Interest Payment Date. If the Company shall have paid all deferred interest (including Additional Interest) on the Debentures, the Company shall have the right to elect to begin a new Deferral Period pursuant to this Section 2.05.
     (ii) During a Deferral Period, interest (including Additional Interest) will continue to accrue on the Debentures at the then applicable interest rate, compounded semi-annually or quarterly, as applicable, as of each Interest Payment Date to the extent permitted by applicable law.
     (iii) The Company shall pay all deferred interest, including Additional Interest, in accordance with the provisions of Section 307 of the Indenture applicable to Defaulted Interest.
     (b) Payment of Deferred Interest. The Company will not pay any deferred interest (including Additional Interest) on the Debentures except in accordance with Section 2.06 prior to the Final Maturity Date, except at any time that the principal amount of the Debentures shall have been accelerated and such acceleration has not been rescinded or in the case of a Business Combination to the extent provided below in Section 2.05(c). On the Final Maturity Date or if the principal amount of the Debentures shall have been accelerated and such acceleration has not been rescinded, the Company shall pay all accrued and unpaid interest, including deferred interest (including Additional Interest), from any available funds. Notwithstanding the foregoing, on any Interest Payment Date the Company may pay the current interest accrued during the immediately preceding Interest Period from any available funds.

     (c) Business Combination Exception. If the Company is involved in a Business Combination where immediately after its consummation more than 50% of the voting stock of the Person that is the surviving entity of such Business Combination, or the Person to whom all or substantially all of the Company’s property or assets are conveyed, transferred or leased in such Business Combination, is owned by the stockholders of the other party to such Business Combination, then Section 2.05(b) and Section 2.06 shall not apply to any payment of interest for a Deferral Period that is terminated on the next Interest Payment Date following the date of consummation of such Business Combination.
     (d) Notice of Deferral. The Company shall provide written notice to the Trustee and the Holders of the Debentures of its election to commence or continue any Deferral Period at least one Business Day and not more than sixty Business Days prior to the applicable Interest Payment Date. Notice of the Company’s election of a Deferral Period shall be given to the Trustee and each Holder of Debentures at such Holder’s address appearing in the Security Register by first-class mail, postage prepaid. Notwithstanding the foregoing, the failure of the Company to provide notice in accordance with this Section 2.05(d) of its election to commence or continue any Deferral Period, including any deemed election as provided in Section 2.05(a)(i), shall not affect the validity of such deferral hereunder.
Section 2.06 Alternative Payment Mechanism.
     (a) Obligation to Issue APM Qualifying Securities. During the APM Period, the Company shall, subject to the limitations set forth in clauses (i), (ii) and (iii) below, the occurrence and continuation of a Market Disruption Event as provided in Section 2.06(b), and Section 2.05(b) and Section 2.06(c), sell APM Qualifying Securities until the Company has raised an amount of Eligible Proceeds at least equal to the aggregate amount of accrued and unpaid deferred interest on the Debentures, including Additional Interest, and apply such Eligible Proceeds as promptly as practicable following receipt thereof to the payment of all accrued and unpaid deferred interest (including Additional Interest) on the Debentures until all such deferred interest (including Additional Interest) has been paid in full. Subject to the limitations set forth in this Section 2.06(a), during an APM Period, the Company may in its discretion select the types of APM Qualifying Securities to sell to satisfy its obligations under this Section 2.06(a):
     (i) Prior to the fifth anniversary of the commencement of a Deferral Period the Company shall not be obligated to issue Common Stock or Qualifying Warrants to the extent that the number of shares of Common Stock issued or issuable upon the exercise of such Qualifying Warrants plus the number of shares of Common Stock previously issued or issuable upon the exercise of Qualifying Warrants previously issued during such Deferral Period would exceed an amount equal to 2% of the total number of issued and outstanding shares of

Common Stock as of the date of the Company’s then most recent publicly available consolidated financial statements immediately prior to the date of such issuance (the “Common Stock Issuance Cap”). If the Company shall have issued Common Stock or Qualifying Warrants during any Deferral Period such that the Common Stock Issuance Cap shall have been reached, notwithstanding any subsequent increase in the number of outstanding shares of Common Stock in accordance with clause (iii) below or otherwise, the Common Stock Issuance Cap applicable during such Deferral Period shall not be increased. On and after the fifth anniversary of the commencement of any Deferral Period, the Common Stock Issuance Cap shall cease to apply and the Company shall pay any deferred interest, regardless of the time at which it was deferred, as provided in this Section 2.06(a) without regard to the Common Stock Issuance Cap, but subject to the other limitations set forth herein. Upon the termination of any Deferral Period, if the Company shall thereafter start a new Deferral Period, the Common Stock Issuance Cap shall apply without regard to the shares of Common Stock and Qualifying Warrants issued in any prior Deferral Period. Notwithstanding the Common Stock Issuance Cap, the Company shall have the right, in its sole discretion, to issue Common Stock or Qualifying Warrants in excess of the Common Stock Issuance Cap for the purpose of paying deferred interest (including Additional Interest) on the Debentures or for any other purpose;
     (ii) The Company shall not issue Qualifying Preferred Stock or Mandatorily Convertible Preferred Stock to the extent that the net proceeds of any issuance of Qualifying Preferred Stock or Mandatorily Convertible Preferred Stock applied, together with the net proceeds of all prior issuances of Qualifying Preferred Stock and any still-outstanding Mandatorily Convertible Preferred Stock applied during the current and all prior Deferral Periods, to pay deferred interest on the Debentures pursuant to this Section 2.06, would exceed 25% of the aggregate principal amount of the Debentures (the “Preferred Stock Issuance Cap”);
     (iii) Notwithstanding the Common Stock Issuance Cap and the Preferred Stock Issuance Cap, so long as any Debentures shall remain Outstanding, the Company shall not sell Common Stock, Qualifying Warrants, or Mandatorily Convertible Preferred Stock for the purpose of paying deferred interest (including Additional Interest) on the Debentures in an amount such that the Common Stock to be issued (or which would be issuable upon exercise or conversion thereof) would exceed the Shares Available for Issuance (the “Share Cap”). The Company shall use its commercially reasonable efforts to seek stockholder approval to increase the number of authorized shares of the Common Stock if at any date the Shares Available for Issuance falls below the greater of:

     (A) 86 million shares (or 172 million shares if the Company has amended the Definition of APM Qualifying Securities to eliminate Common Stock) (as adjusted for any stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction); and
     (B) the number of shares that the Company would be required to issue to raise sufficient Eligible Proceeds (assuming a price per share equal to the average trading price of a share of Common Stock during the ten-Trading Day period preceding the date of determination) equal to the lesser of (a) the sum of (1) three times the amount of the then outstanding deferred interest (including Additional Interest) on the Debentures plus (2) the amount of interest (including Additional Interest) that would accumulate on the Debentures during the next twelve months assuming no payments of interest thereon are made, and (b) the amount of interest (including Additional Interest) that would accumulate on the Debentures during the ten year period beginning on the commencement of the then current Deferral Period. For purposes of determining the amounts accruing subsequent to June 15, 2018, interest will be computed by reference to Three-Month LIBOR for the then current Interest Period plus 4.6025%.
     If the Company issues additional Debentures, the number of shares referred to in (A) above will be increased proportionately to the principal amount of such additional Debentures.
     (b) Market Disruption Event. Section 2.06(a) shall not apply, with respect to any Interest Payment Date, if not less than 10 Business Days prior to such Interest Payment Date the Company shall have provided to the Trustee an Officers’ Certificate (which the Trustee will promptly forward upon receipt to each Holder of Debentures) stating that a Market Disruption Event has occurred and is continuing and identifying the type of Market Disruption Event that has occurred and the date(s) on which that Market Disruption Event occurred or existed. The obligation of the Company to sell APM Qualifying Securities to pay deferred interest (including Additional Interest) on the Debentures shall resume at such time as no Market Disruption Event exists or is continuing.
     (c) Partial Payment of Deferred Interest.
     (i) If the Eligible Proceeds received by the Company from one or more sales of APM Qualifying Securities are not sufficient to satisfy the full amount of accrued and unpaid deferred interest, including Additional Interest, on the Debentures (together with the full amount of deferred interest on Parity Securities in the circumstances described in clause (ii) below) on any Interest

Payment Date, such Eligible Proceeds shall be allocated to pay accrued and unpaid deferred interest to Holders of the Debentures (and Parity Securities, if applicable) on a pro rata basis based on the total amount of accrued and unpaid deferred interest then due. No less than 10 Business Days prior to any Interest Payment Date with respect to which insufficient Eligible Proceeds have been received by the Company, the Company shall deliver to the Trustee an Officers’ Certificate stating that such insufficient proceeds have been received and stating the amount of such proceeds allocable to pay accrued and unpaid deferred interest on the Debentures in accordance with this clause (i).
     (ii) If on any date or for any period the Company pays interest on any class of Parity Securities in an amount that is less than the full amount of accrued but unpaid interest payable on such class of Parity Securities, including pursuant to an obligation to pay to the holders of such Parity Securities the proceeds of a sale of APM Qualifying Securities, the Company will make payments on all outstanding classes of Parity Securities on the same date or for the same corresponding period as on the Debentures on a pro rata basis based on the total amounts then due, except and to the extent the terms of any such Parity Securities (each a “Particular Parity Security”) would prohibit the Company from making such payments on such Particular Parity Security.
Section 2.07 Events of Default.
     Solely for purposes of the Debentures, Section 501 of the Indenture shall be deleted and replaced by the following:
Section 5.01 Events of Default.
     “Event of Default”, wherever used herein with respect to the Debentures, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (1) default in the payment of interest, including Additional Interest, in full on any Debenture for a period of 30 days after the conclusion of a 10-year period following the commencement of any Deferral Period, or on the Final Maturity Date; or
     (2) default in the payment of principal of, or premium, if any, on any Debenture on the Final Maturity Date or upon redemption; or
     (3) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company in an involuntary case under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or
     (4) the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property and such official is not discharged within 60 days, or the making by it of a general assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.
     The Trustee shall have no right or obligation under the Indenture or otherwise to exercise any remedies on behalf of the Holders of the Debentures in connection with any failure by the Company to comply with any covenant or warranty of the Company contained in the Indenture (other than any covenant referred to in Section 501(1) or (2)), unless the Trustee is directed to exercise such remedies pursuant to and subject to the provisions of Section 512 of the Indenture. In connection with any such exercise of remedies, the Trustee shall be entitled to the same immunities and protections and remedial rights (other than acceleration) as if such failure to comply were an Event of Default. The Trustee shall not be charged with knowledge or notice of any such failure to comply unless and until it shall have received the foregoing direction under Section 512 of the Indenture.
Section 2.08 Securities Registrar; Paying Agent; Delegation of Trustee Duties.
     (a) The Company appoints The Bank of New York Trust Company, N.A., as Security Registrar and Paying Agent with respect to the Debentures.
Section 2.09 Limitation on Claims in the Event of Bankruptcy, Insolvency or Receivership. Each Holder, by such Holder’s acceptance of the Debentures, agrees that in the event of the Company’s bankruptcy, insolvency or receivership prior to the redemption or repayment of such Debentures, whether voluntary or not, such Holder of Debentures shall have no claim under the Debentures for, and no right to receive, any deferred and unpaid interest (including Additional Interest) pursuant to Section 2.05 that has not been paid pursuant to Section 2.05 and Section 2.06 to the extent the amount of such deferred interest exceeds the amount of deferred interest (including Additional Interest) that relates to the earliest two years of the portion of the Deferral Period for which interest has not been paid.
Section 2.10 Subordination. The subordination provisions of Article Twelve of the Indenture shall apply to the Debentures, provided that, for purposes of such Article Twelve, Senior Indebtedness will not include (a) indebtedness incurred for the purchase of goods, materials or property, or for services obtained in the ordinary course of business or for other liabilities arising in the ordinary course of business (i.e., trade accounts payable), (b) any indebtedness which by its terms expressly provides that it is not senior to the Debentures, (c) any of the Company’s indebtedness owed to a Person who is a Subsidiary or employee of the Company, or (d) the Income Capital Obligation Notes due 2067 of the Company issuable pursuant to the Junior Subordinated Indenture, dated as of February 12, 2007, between the Company and LaSalle Bank Nation Association, a national banking association incorporated and existing under the laws of the United States of America, as Trustee, and, in each case, the Debentures shall be pari passu with such indebtedness.
Section 2.11 Satisfaction and Discharge. The provisions of Section 401 and Article 13 of the Indenture shall apply to the Debentures.
ARTICLE 3
COVENANTS
Section 3.01 Dividend and Other Payment Stoppages. So long as any Debentures remain Outstanding, if the Company shall have given notice of its election to defer interest payments on the Debentures but the related Deferral Period has not yet commenced or a Deferral Period is continuing, the Company shall not, and shall not permit any Subsidiary of the Company to:
     (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of capital stock of the Company other than:
     (i) any purchase, redemption or other acquisition of shares of Common Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;
     (ii) purchases of shares of Common Stock pursuant to a contractually binding requirement to buy Common Stock entered into prior to the beginning of such Deferral Period, including under a contractually binding stock repurchase plan;

     (iii) as a result of any exchange, redemption or conversion of any class or series of the Company’s capital stock, or the capital stock of one of its Subsidiaries, for any class or series of the Company’s capital stock, or of any class or series of the Company’s indebtedness for any class or series of the Company’s capital stock;
     (iv) any purchase of, or payment of cash in lieu of, fractional interests in shares of the Company’s capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged;
     (v) the redemption or repurchase of rights in accordance with any stockholders’ rights plan; or
     (b) make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem any of the Company’s debt securities or guaranties that rank equally with the Debentures (“Parity Securities”) or junior to the Debentures other than (i) any payment of current or deferred interest on Parity Securities made pro rata to the amounts due on such Parity Securities (including the Debentures) provided that such payments are made in accordance with Section 2.06(c) to the extent applicable, and any payments of deferred interest on Parity Securities that, if not made, would cause the Company to breach the terms of the instrument governing such Parity Securities; or (ii) any payment of principal on Parity Securities necessary to avoid a breach of the instrument governing such Parity Securities.
Section 3.02 Additional Limitation on Deferral Over One Year.
     (a) Subject to the exceptions specified in Section 3.01 above, if any Deferral Period lasts longer than one year, the Company shall not, and shall not permit any Subsidiary of the Company to, redeem or repurchase any of the Company’s APM Qualifying Securities, the proceeds from the sale of which were used to pay deferred interest on the Debentures during the relevant Deferral Period, or any securities of the Company that rank equally with or junior to such APM Qualifying Securities until the first anniversary of the date on which all deferred interest on the Debentures shall have been paid pursuant to Section 2.06 above.
     (b) If the Company is involved in a Business Combination where immediately after its consummation more than 50% of the voting stock of the Person that is the surviving entity of such Business Combination, or the Person to whom all or substantially all of the Company’s property or assets are conveyed, transferred or leased in such Business Combination, is owned by the stockholders of the other party to the Business Combination, then Section 3.02(a) shall not apply to any redemption or repurchase of the Company’s APM Qualifying Securities if the Deferral Period is terminated on or prior to the next Interest Payment Date following the date of consummation of such Business Combination.
ARTICLE 4
REDEMPTION OF THE DEBENTURES
Section 4.01 Redemption. The Debentures shall be redeemable in accordance with Article Eleven of the Indenture, except to the extent otherwise provided in this First Supplemental Indenture:
     (a) in whole at any time or in part from time to time after the date of this First Supplemental Indenture; or
     (b) in whole but not in part, within 180 days after the occurrence of a Special Event;
provided that no partial redemption pursuant to Section 4.01(a) shall be effected (x) unless at least $25 million aggregate principal amount of the Debentures shall remain Outstanding after giving effect to such redemption and (y) if the principal amount of the Debentures shall have been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest, including deferred interest (including Additional Interest), shall have been paid in full on all Outstanding Debentures for all Interest Periods terminating on or before the
Redemption Date.
Section 4.02 Redemption Price. The Redemption Price for any redemption pursuant to Section 4.01 will be equal to (1) in the case of any redemption pursuant to Section 4.01(a) prior to June 15, 2018, the greater of (i) 100% of the principal amount of the Debentures being redeemed, and (ii) the Make-Whole Redemption Amount, in each case plus accrued and unpaid interest to but excluding the Redemption Date, (2) in the case of any redemption pursuant to Section 4.01(b) prior to June 15, 2018, the greater of (i) 100% of the principal amount of the Debentures being redeemed, and (ii) the Special Event Make-Whole Redemption Amount, in each case plus accrued and unpaid interest to but excluding the Redemption Date, or (3) in the case of any redemption on or after June 15, 2018, 100% of the principal amount of the Debentures being redeemed plus accrued and unpaid interest to but excluding the Redemption Date. The Company shall give the Trustee prompt notice of the determination of any Redemption Price provided for in this Section and the Trustee shall have no responsibility for determining such Redemption Price.

ARTICLE 5
REPAYMENT OF DEBENTURES
Section 5.01 Repayments. The Company shall, not more than 15 nor less than 10 Business Days prior to each Repayment Date (unless a shorter notice shall be satisfactory to the Trustee), deliver to the Trustee an Officers’ Certificate notifying it of the principal amount of Debentures to be repaid on such date pursuant to Section 2.02(a).
Section 5.02 Selection of the Debentures to be Repaid. If less than all the Debentures are to be repaid on any Repayment Date (unless such repayment affects only a single Debenture), the particular Debentures to be repaid shall be selected by the Trustee promptly following receipt of the notice specified in Section 5.01, from the Outstanding Debentures not previously repaid or called for redemption, by such method as the Trustee in its sole discretion shall deem fair and appropriate and which may provide for the selection for repayment of a portion of the principal amount of any Debenture, provided that the portion of the principal amount of any Debenture not repaid shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Debenture. If less than all the Debentures and of a specified tenor are to be repaid (unless such redemption affects only a single Debenture), the particular Debentures to be repaid shall be selected by the Trustee promptly following receipt of the notice specified in Section 5.01, from the Outstanding Debentures and specified tenor not previously called for repayment in accordance with the preceding sentence.
     The Trustee shall promptly notify the Company in writing of the Debentures selected for partial repayment and the principal amount thereof to be repaid. For all purposes hereof, unless the context otherwise requires, all provisions relating to the repayment of Debentures shall relate, in the case of any Debentures repaid or to be repaid only in part, to the portion of the principal amount of such Debentures which has been or is to be repaid.
Section 5.03 Notice of Repayment. Notice of repayment shall be given by first-class mail, postage prepaid, mailed not earlier than the 15th Business Day, and not later than the 5th Business Day, prior to the Repayment Date, to each Holder of Debentures to be repaid, at the address of such Holder as it appears in the Security Register.
     Each notice of repayment shall identify the Debentures to be repaid (including the Debentures’ CUSIP number, if a CUSIP number has been assigned to the Debentures) and shall state:
     (a) the Repayment Date;

     (b) if less than all Outstanding Debentures are to be repaid, the identification (and, in the case of partial repayment, the respective principal amounts) of the particular Debentures to be repaid;
     (c) that on the Repayment Date, the principal amount of the Debentures to be repaid will become due and payable upon each such Debenture or portion thereof, and that interest thereon, if any, shall cease to accrue on and after said date; and
     (d) the place or places where such Debentures are to be surrendered for payment of the principal amount thereof.
     Notice of repayment shall be given by the Company or, if the Company timely notifies the Trustee, at the Company’s request, by the Trustee in the name and at the expense of the Company and shall be irrevocable. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holders receive such notice. In any case, a failure to give such notice by mail or any defect in the notice to any Holder of any Debentures designated for repayment as a whole or in part shall not affect the validity of the proceedings for the repayment of any other Debentures.
Section 5.04 Deposit of Repayment Amount. Prior to the Repayment Date specified in the notice of repayment given as provided in Section 5.03, the Company will deposit with the Trustee or with one or more Paying Agents (or if the Company is acting as its own Paying Agent, the Company will segregate and hold in trust as provided in Section 1003 of the Indenture) an amount of money, in immediately available funds, sufficient to pay the principal amount of, and any accrued interest on, all the Debentures which are to be repaid on that date.
Section 5.05 Repayment of Debentures. If any notice of repayment has been given as provided in Section 5.03, the Debentures or portion of the Debentures with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice. On presentation and surrender of such Debentures at a Place of Payment in said notice specified, the said Debentures or the specified portions thereof shall be paid by the Company at their principal amount, together with accrued interest to but excluding the Repayment Date, and any deferred interest (including Additional Interest) shall be paid in accordance with Section 2.06; provided that, except in the case of a repayment in full of all Outstanding Debentures, installments of interest whose Stated Maturity is on or prior to the Repayment Date will be payable to the Holders of such Debentures, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 1101 of the Indenture. Upon presentation of any Debentures repaid in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holders thereof, at the expense of the Company, a new Debenture, of authorized denominations, in aggregate principal amount equal to the portion of the Debentures not repaid and so presented and having the same Scheduled Maturity Date and other terms. If a Global Security is so surrendered, such new Debentures will also be a new Global Security.
     If any Debentures required to be repaid shall not be so repaid upon surrender thereof, the principal of such Debentures shall, until paid, bear interest from the applicable Repayment Date at the rate prescribed therefor in the Debentures.
ARTICLE 6
ORIGINAL ISSUE OF DEBENTURES
Section 6.01 Calculation of Original Issue Discount. If during any calendar year any original issue discount shall have accrued on the Debentures, the Company shall file with each Paying Agent (including the Trustee if it is a Paying Agent) by January 31 of the following calendar year (a) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Debentures as of the end of such year and (b) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.
ARTICLE 7
SUPPLEMENTAL INDENTURES
Section 7.01 Supplemental Indentures Without Consent of Holders. Notwithstanding Section 901 and Section 902 of the Indenture, without the consent of any Holders of Debentures, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time may amend this First Supplemental Indenture for any of the following purposes:
     (1) to modify the definition of “Shares Available for Issuance” contained in Section 1.01 and the related provisions of this First Supplemental Indenture, provided that (a) the Company shall have determined in good faith that such modification is not materially adverse to the Holders of the Debentures, (b) the rating agencies then rating the Debentures shall have confirmed the then current ratings of the Debentures after taking into account such modification, and (c) the number of Shares Available for Issuance, after giving effect to such modification, will not fall below the threshold set forth in the second sentence of Section 2.06(a)(iii); or
     (2) to modify the definition of “APM Qualifying Securities” contained in Section 1.01 to eliminate (a) one, but not both, of Common Stock or Qualifying Warrants, and (b) any other security if, after the date hereof, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards used to prepare the Company’s financial statements filed with the Commission, becomes effective, which, as a result, causes the Company to believe there is more than an insubstantial risk that failure to so modify the definition of “APM Qualifying Securities” would result in a reduction in the earnings per share of the Company, as calculated for financial reporting purposes.
ARTICLE 8
MISCELLANEOUS
Section 8.01 Effectiveness. This First Supplemental Indenture will become effective upon its execution and delivery.
Section 8.02 Effect of Recitals. The recitals contained herein and in the Debentures, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Debentures. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Debentures or the proceeds thereof.
Section 8.03 Ratification of Indenture. The Indenture as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.
Section 8.04 Tax Treatment. The Company agrees, and by acceptance of a Debenture or a beneficial interest in a Debenture each Holder of a Debenture and any Person acquiring a beneficial interest in a Debenture agrees, to treat the Debentures as indebtedness for United States federal income tax purposes.
Section 8.05 Governing Law. This First Supplemental Indenture, the Indenture as supplemented hereby and the Debentures shall be governed by and construed in accordance with the laws of the State of New York.
Section 8.06 Severability. In case any provision in this First Supplemental Indenture, the Indenture as supplemented hereby or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
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This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
By:	/s/ John N. Giamalis
	Name:	John N. Giamalis
	Title:	Senior Vice President and Treasurer

THE BANK OF NEW YORK TRUST COMPANY, N.A. as Trustee
By:	/s/ Richard C. Tarnas
	Name:	Richard C. Tarnas
	Title:	Vice President

Exhibit A
FORM OF DEBENTURE
     [UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR SUCH NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]1

[1]	Insert in Global Securities.

No.	Principal Amount:
Issue Date:	CUSIP:
THE HARTFORD FINANCIAL SERVICES GROUP, INC.
8.125% FIXED-TO-FLOATING RATE
JUNIOR SUBORDINATED DEBENTURE DUE 2068
     THE HARTFORD FINANCIAL SERVICES GROUP, INC., a corporation organized and existing under the laws of Delaware (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.]2, or registered assigns, the principal sum of                      Dollars ($                    ), and all accrued and unpaid interest thereof on June 15, 2038 (the “Scheduled Maturity Date”), subject to and in accordance with the provisions of Section 2.02 of the First Supplemental Indenture. If that amount is not paid in full on the Scheduled Maturity Date or any subsequent Interest Payment Date, the remaining amount, together with accrued and unpaid interest thereof, will be due and payable on the Final Maturity Date. The Final Maturity Date will be June 15, 2068.
     The Company further promises to pay interest on said principal sum from and including June 6, 2008, or from and including the most recent Interest Payment Date on which interest has been paid or duly provided for (subject to the Company’s right to defer payment of interest as set forth herein and in the Indenture), semi-annually in arrears on June 15 and December 15 of each year, commencing on December 15, 2008 and ending on June 15, 2018, at the rate of 8.125% per annum, on the basis of a 360-day year consisting of twelve 30 day months, and thereafter to pay interest on said outstanding principal sum quarterly in arrears on March 15, June 15, September 15, and December 15 of each year, commencing on September 15, 2018 at a floating annual rate equal to Three-Month LIBOR plus 4.6025% , computed on the basis of a 360-day year and the actual number of days elapsed in the 360 day year, until the principal hereof is paid or duly provided for or made available for payment. Interest scheduled for payment but not paid upon any Interest Payment Date, including interest not required to be paid due to the Company having exercised its right to defer payment of interest set forth herein and in the Indenture, shall bear Additional Interest from the originally scheduled payment date therefor at the rate then applicable to this Security, as provided in the Indenture.
     Except as provided in Section 5.05 of the First Supplemental Indenture, the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the

[2]	Insert in Global Securities.

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Regular Record Date for such interest. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
     The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on its behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee its attorney-in-fact for any and all such purposes. Each Holder hereof, by its acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.
     As provided in the Indenture, so long as no Event of Default has occurred and is continuing, the Company shall have the right on one or more occasions, to defer the payment of interest for one or more Interest Periods up to ten consecutive years, provided that no Deferral Period shall extend beyond the Final Maturity Date, the earlier accelerated maturity date hereof or other repayment or redemption in full hereof. If the Company shall fail to pay interest hereon on any Interest Payment Date, the Company shall be deemed to elect to defer payment of such interest on such Interest Payment Date, unless the Company shall pay such interest in full within five Business Days after any such Interest Payment Date. If the Company shall have paid all deferred interest (including Additional Interest) hereon, the Company shall have the right to elect to begin a new Deferral Period as provided in the Indenture.
     Payment of the principal of (and premium, if any) and any interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

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     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     Any additional Securities issued under the same CUSIP as this Security shall be fungible with this Security for U.S. federal income tax purposes.

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     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated:

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

By:
Name:
Title:

Certificate of Authentication
     This is one of the Securities referred to in the within-mentioned Indenture.
Dated:

The Bank of New York Trust Company, N.A., as Trustee

By:
Authorized Signatory

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REVERSE OF SECURITY
     This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under a Junior Subordinated Indenture, dated as of June 6, 2008 (herein called the “Base Indenture”), between the Company and The Bank of New York Trust Company, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), as supplemented and amended by the First Supplemental Indenture, dated as of June 6, 2008, between the Company and the Trustee (the “First Supplemental Indenture”, and together with the Base Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The terms of the Securities include those stated in the Indenture, and the Securities are subject to all such terms. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $500,000,000.
     All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     This Security shall be redeemable at the option of the Company in accordance with the terms of the Indenture. In particular, this Security is redeemable:
     (a) in whole at any time or in part from time to time after the date of original issuance of this Security; or
     (b) in whole but not in part, within 180 days after the occurrence of a Special Event;
     provided that no such partial redemption shall be effected (x) unless at least $25 million aggregate principal amount of Securities of this series shall remain Outstanding after giving effect to such redemption and (y) if the principal amount of the Securities of this series shall have been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest, including deferred interest (including Additional Interest), shall have been paid in full on all Outstanding Securities of this series for all Interest Periods terminating on or before the Redemption Date.
     Notice of redemption shall be mailed at least 30 but not more than 60 days before the Redemption Date to each Holder of Securities of this series to be redeemed at its registered address. The notice of redemption for such Securities shall state, among other things, the amount of Securities of this series to be redeemed, the Redemption Date, if not then ascertainable, the manner in which the Redemption Price shall be calculated and the

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place or places that payment shall be made upon presentation and surrender of such Securities to be redeemed. Unless the Company defaults in the payment of the Redemption Price together with accrued interest, interest will cease to accrue on any Securities of this series that have been called for redemption on the Redemption Date.
     In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
     Installments of accrued and unpaid interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of the Securities of this series, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms.
     The Indenture contains provisions for satisfaction, discharge and defeasance of the entire indebtedness on this Security, upon compliance by the Company with certain conditions set forth therein.
     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

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     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Securities of this series are issuable only in registered form without coupons in denominations of $5,000 and any integral multiples of $1,000 thereafter. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned assigns and transfers this Security to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)
agent to transfer this Security on the books of the Security Registrar. The agent may substitute another to act for him or her.

Dated:	Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Security)
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Securities Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Securities Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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